Exhibit 10.6.3
THIRD AMENDMENT TO
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
1. Section 5.5 of the SERP is amended and restated in its entirety to read as follows:
5.5 Form of Payment
     Except as provided in Section 5.6, the Supplemental Retirement Benefit shall be paid in the form of benefit as provided below, specified by the Participant in the Form of Payment Designation. The form of benefit specified by the Participant shall be effective on the date of receipt of the Form of Payment Designation by the Corporation, unless otherwise required under Section 409A of the Code. If, upon termination or Retirement, the Participant’s most recent election as to the form of payment was made within one (1) year of such termination or Retirement, then only to the extent required under Section 409A of the Code, the prior election shall be used to determine the form of payment. The forms of benefit payment are:
(a)	A single-life annuity commencing at Retirement, which is the normal form of payment;

(b)	A one hundred percent (100%) Joint and Survivor annuity commencing at Retirement;

(c)	A fifty percent (50%) Joint and Survivor annuity commencing at Retirement;

(d)	Life and Ten (10) Year Certain annuity, commencing at Retirement;

(e)	Life and Five (5) Year Certain annuity, commencing at Retirement; and

(f)	Any Actuarial Equivalent method that the Committee may, from time to time, approve.